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                                                              EXHIBIT (h)(25)(b)

                          AMENDMENT NO. 1 TO AGREEMENT


This Amendment is made as of this 1st day of November 2001 by and between VAN KAMPEN ASSET MANAGEMENT INC. ("Adviser") and AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL") for the purposes of amending the Agreement dated January 1, 2000 ("Agreement").

WHEREAS, the Adviser and AGL desire to amend and restate SCHEDULE TWO to the Agreement.

NOW, THEREFORE, the Adviser and AGL hereby amend the Agreement as follows:

     1. SCHEDULE TWO is hereby amended and restated, and replaced in its entirety by the SCHEDULE TWO attached hereto.

     2. All capitalized terms used in this Amendment No. 1 shall have the meaning assigned in the Agreement. Except as set forth in this Amendment No. 1, no other modifications or changes are made to the Agreement.

     3. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will be deemed one and the same document.

IN WITNESS WHEREOF, the Adviser and AGL have caused this Amendment No. 1 to be executed in their names and on their behalf and through their duly authorized offices, as of the date first above written.

AMERICAN GENERAL LIFE INSURANCE COMPANY


/s/ DON M. WARD
---------------
By: Don M. Ward
Title: Executive Vice President



VAN KAMPEN ASSET MANAGEMENT INC.


/s/ STEPHEN BOYD
----------------
By: Stephen Boyd
Title: President

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                                  SCHEDULE TWO

                                List of Contracts


1.    Platinum Investor I and Platinum Investor II, Form Nos. 97600 and 97610

2.    Platinum Investor Variable Annuity, Form No. 98020

3.    Corporate America Variable Life Insurance Form No. 93301

4.    Platinum Investor Survivor VUL; Form No. 99206

5.    The ONE VUL Solution; Form No. 99615

6.    AG Legacy Plus VUL, Form No. 99616

7.    Generations Variable Annuity; Form Nos. 95020 and 95021

8.    Platinum Investor III VUL, Form No. 00600

9.    Platinum Investor Survivor II VUL, Form No. 01206


November 1, 2001